1. A plan of conversion and reorganization (the "Plan") pursuant to which the Mutual Holding Company will be merged into Brookline Savings Bank and the Company will be succeeded by a new Delaware corporation with the same name which has been established for the purpose of completing the conversion. As part of the conversion, shares of common stock representing the Mutual Holding Company's ownership interest in the Company will be offered for sale in a stock offering. At the conclusion of the conversion, common stock of the Company held by public stockholders will be converted into new shares pursuant to an exchange ratio that has been established.

        FOR       AGAINST
        / /         / /

Such other business as may properly come before the Meeting or any adjournments thereof.


NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting of Members.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members
and a proxy statement dated [    ], prior to the execution of this proxy.

IF SIGNED, THIS PROXY WILL BE VOTED AS DIRECTED. IF SIGNED BUT NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


--------------------------------------------------------------------------------
Date

--------------------------------------------------------------------------------
Signature

NOTE: Only one signature is required in the case of a joint account.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED PROXY REPLY ENVELOPE.


                              FOLD AND DETACH HERE

                                                                                               -------------------------------------
                                                                                               FOR INTERNAL USE ONLY

                                                                                               -------------------------------------
                                                   [BROOKLINE BANCORP, INC LOGO]               Date
                                                          Brookline Savings Bank               -------------------------------------
                                                        Stock Information Center               Batch #
                                                     300 Fifth Avenue, 3rd Floor               -------------------------------------
                                                               Waltham, MA 02451               Order#
                                                                STOCK ORDER FORM               -------------------------------------
                                                  (INSTRUCTIONS ON REVERSE SIDE)               Category #
                                                                                               -------------------------------------

                              DEADLINE AND DELIVERY

DEADLINE: 10:00 a.m., Boston time, on JUNE __, 2002, unless extended. This original Stock Order Form, properly executed and with full payment, must be received (not postmarked) by this deadline. Stock Order Forms may be delivered: (1) by using the return envelope provided, (2) by overnight delivery to the Stock Information Center address on the top of this Form, or
(3) by hand to the Stock Information Center. PHOTOCOPIES AND FACSIMILES OF
STOCK ORDER FORMS WILL NOT BE ACCEPTED. STOCK ORDER FORMS MAY NOT BE
HAND-DELIVERED TO BROOKLINE SAVINGS BANK BRANCH OFFICES.

                 PLEASE PRINT CLEARLY AND COMPLETE SHADED AREAS
1.  NUMBER OF SHARES
    25 SHARES MINIMUM:  SEE REVERSE FOR      NUMBER OF SHARES                      PRICE PER SHARE              AMOUNT DUE
    A DESCRIPTION OF MAXIMUM PURCHASE                                          X  $10.00               =      $         .00
    LIMITATIONS.

2.  METHOD OF PAYMENT  CASH AND WIRES WILL NOT BE ACCECPTED.


/ / CHECK HERE IF PAYING       / / CHECK AND COMPLETE BELOW IF PAYING BY DIRECT ACCOUNT WITHDRAWAL(S)
    BY CHECK(S) OR MONEY           The undersigned authorizes withdrawal from the Brookline Savings savings, money
    ORDER(S)                       market or CD account(s) listed below. Checking and IRA accounts may NOT be listed below. Please remit a check if you wish to use a Brookline Savings checking account. Please call the Stock Information Center early in the offering period for information on using IRA funds for the purchase of shares.

    Enclosed is/are check(s)
    or money order(s) PAYABLE TO     FOR INTERNAL USE ONLY             Brookline Savings Bank Account Number             Amount
    BROOKLINE BANCORP, INC.
    totaling:
                                       1.                                                                           $          .00
                                       2.                                                                           $          .00
    $                   .00            3.                                                                           $          .00
                                                                                   TOTAL WITHDRAWAL(S):             $          .00


CHECKS WILL BE CASHED UPON RECEIPT. FUNDS AUTHORIZED FOR ACCOUNT WITHDRAWAL MUST BE AVAILABLE
      WITHIN THE DESIGNATED ACCOUNT(S) AT THE TIME THIS FORM IS SUBMITTED.

 THERE WILL BE NO EARLY WITHDRAWAL PENALTY FOR ACCOUNTS LISTED HERE FOR THE PURCHASE OF SHARES.


3.  PURCHASER INFORMATION     PLEASE READ REVERSE SIDE INSTRUCTIONS CAREFULLY.  ONLY ONE BOX IN SECTION A OR B SHOULD BE CHECKED.
                                                                                                          --

A.       SUBSCRIPTION OFFERING    IF PLACING AN ORDER IN THE SUBSCRIPTION OFFERING, PLEASE CHECK THE BOX REFLECTING THE
         EARLIEST DATE AT WHICH YOU HAD ACCOUNT(S).

a.   / / ELIGIBLE ACCOUNT HOLDER -- you were a Brookline Savings or Lighthouse       MY/OUR ACCOUNT INFORMATION AT
         Bank depositor with an aggregate of at least $50 on deposit on              DECEMBER 31, 2000, MARCH 31, 2002
         DECEMBER 31, 2000. In the spaces at right, list all accounts you had at     OR JUNE __, 2002:
         that date.                                                                  (IF ADDITIONAL SPACE IS REQUIRED,
                                                                                     PLEASE ATTACH ON A SEPARATE PAGE)

b.   / / SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER -- you do not qualify as an          NAME(S) ON ACCOUNTS OR ACCOUNT   BANK ACCOUNT
         Eligible Account Holder, but you were a Brookline Savings depositor       TITLE                            NUMBERS
         with an aggregate of at least $50 on MARCH 31, 2002. In the spaces       -------------------------------------------------
         at right, list all accounts you had at that date.
                                                                                  -------------------------------------------------

c.   / / OTHER MEMBER -- you do not qualify as either of the above, but you were  -------------------------------------------------
         a Brookline Savings depositor on JUNE __, 2002. In the
         spaces at right, list all accounts you had at that date.                 -------------------------------------------------

         IF YOU CHECKED A BOX ABOVE, PLEASE BE SURE ---->                         -------------------------------------------------
         TO PROVIDE THE ACCOUNT INFORMATION
         REQUESTED AT RIGHT.
                                                                                   FAILURE TO PROVIDE COMPLETE ACCOUNT
                                                                                   INFORMATION, OR PROVIDING INCORRECT
                                                                                   INFORMATION, COULD RESULT IN A LOSS OF ALL
                                                                                   OR PART OF YOUR SHARE ALLOCATION.

B.       COMMUNITY OFFERING    IF NONE OF THE ABOVE (A-C) ARE APPLICABLE TO YOU, AND YOU ARE PURCHASING IN THE COMMUNITY OFFERING,
         PLEASE CHECK THE ONE APPLICABLE BOX BELOW.

d.       You were a Brookline Bancorp stockholder on June __,                   E. You were not a Brookline Bancorp stockholder on
         2002.                                                                     June __, 2002, but are placing an order in the
                                                                                   Community Offering.




4.  BROOKLINE SAVINGS BANK MANAGEMENT AND EMPLOYEES      CHECK A BOX IF APPLICABLE.

    / /  Check here if you are a Brookline Savings Bank director, officer or    / / Check here if you are a member of the immediate
         employee.                                                                  family (DEFINITION OF "IMMEDIATE FAMILY" IS ON
                                                                                    THE REVERSE SIDE) of a Brookline Savings Bank
                                                                                    director, officer or employee.

5.  NATIONAL ASSOCIATION OF SECURITIES DEALERS ("NASD") AFFILIATION     CHECK THE BOX ONLY IF APPLICABLE.

/ / Check here if you are a member of the NASD or a person affiliated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree 1) not to sell, transfer or hypothecate the stock for a period of three months following issuance and 2) to report this subscription in writing to the applicable NASD member within one day of payment for the stock.


6.  STOCK REGISTRATION.       PLEASE PRINT CLEARLY AND PROVIDE ALL INFORMATION.  READ REVERSE SIDE INSTRUCTIONS CAREFULLY FOR
IMPORTANT REGISTRATION INFORMATION, INCLUDING THAT FOR MINORS. IF PURCHASING IN THE SUBSCRIPTION OFFERING, ADDING THE NAMES OF
NON-DEPOSITORS, OR DEPOSITORS ELIGIBLE ON A LATER DATE THAN YOU, COULD RESULT IN A LOSS OF PART OR ALL OF YOUR ALLOCATION.

--------------------------------------------------              --------------------------------------------------------------------
(FIRST NAME, MIDDLE INITIAL, LAST NAME)                         SOCIAL SECURITY NO. / TAX ID NO. (FIRST NUMBER
                                                                LISTED WILL BE USED FOR REPORTING)

--------------------------------------------------              --------------------------------------------------------------------
(FIRST NAME, MIDDLE INITIAL, LAST NAME)                         SOCIAL SECURITY NO. / TAX ID NO.

--------------------------------------------------              --------------------------------------------------------------------
(STREET ADDRESS)                                                (DAYTIME PHONE NUMBER)

--------------------------------------------------              --------------------------------------------------------------------
(CITY, STATE, ZIP)                    (COUNTY)                  (EVENING PHONE NUMBER)


7.  FORM OF STOCK OWNERSHIP     CHECK THE ONE APPLICABLE BOX.  SEE REVERSE SIDE FOR OWNERSHIP DEFINITIONS.

/ /      Individual.      / /     Joint Tenants.     / /            Tenants in Common.                / /  Trust (UNDER AGREEMENT
                                                                                                                 DATED ________).

/ /      Corporation.     / /     Partnership.       / /            Uniform Transfers to Minors.      / /  Other
                                                                                                                --------------------


------------------------------------------------------------------------------------------------------------------------------------

FOR BROKER USE ONLY:  / /     IRA               Social Security No. of Beneficial Owner:

                                                (IF IRAS ARE REPORTED BY BROKERAGE FIRM UNDER A TAX ID NO.)


8. ACKNOWLEDGEMENT AND SIGNATURE     PLEASE READ THE FOLLOWING ACKNOWLEDGEMENT CAREFULLY.

I acknowledge receipt of the Prospectus dated May __, 2002 and that I have read its conditions, including the section titled "Risk Factors". I agree that after receipt by Brookline Bancorp, Inc., this Stock Order Form may not be modified or withdrawn without Brookline Bancorp, Inc.'s consent, and if withdrawal from a Brookline Savings Bank account has been authorized, the amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, and (3) I am not subject to backup withholding tax. [Cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that the shares of common stock are not savings accounts or deposits and are not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

SUBSCRIPTION RIGHTS PERTAIN TO THOSE ELIGIBLE TO SUBSCRIBE IN THE
SUBSCRIPTION OFFERING. THE PLAN OF CONVERSION AND APPLICABLE LAW AND
REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING, OR ENTERING INTO AN
AGREEMENT, DIRECTLY OR INDIRECTLY, TO TRANSFER, THE LEGAL OR BENEFICIAL
OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING STOCK TO THE ACCOUNT OF
ANOTHER. BROOKLINE BANCORP, INC. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE
REMEDIES IN THE EVENT MANAGEMENT BECOMES AWARE OF THE TRANSFER OF
SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN TO INVOLVE SUCH TRANSFER.

                   ORDER NOT VALID UNLESS SIGNED
ONE SIGNATURE REQUIRED, UNLESS SECTION (2) OF THE FORM INCLUDES BROOKLINE
SAVINGS BANK DEPOSIT ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE
WITHDRAWL IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE
YOUR FULL TITLE.

----------------------------------         -----------------------------------
SIGNATURE           DATE                   SIGNATURE            DATE

QUESTIONS? See reverse side of the Form or call the Stock Information Center toll-free at (888) 820-2755 Monday through Friday from 8:00 to 4:00 p.m.
Boston time.


                                REVOCABLE PROXY

    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BROOKLINE BANCORP, MHC
            FOR A SPECIAL MEETING OF MEMBERS TO BE HELD ON [        ]

         The undersigned member of Brookline Bancorp, MHC (the "Mutual Holding
Company") hereby appoints the full Board of Directors, with full power of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Mutual Holding Company (the "Meeting") to
be held at the _______________________________________ , Brookline,
Massachusetts, at [  ], Boston Time, on [                    ], and at any and
all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as set forth on the reverse side of this proxy.

         Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Brookline Bancorp, MHC at said Meeting of the member's decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

IMPORTANT--PLEASE VOTE, DATE AND SIGN ON THE REVERSE OF THIS CARD. PLEASE RETURN
               ALL PROXIES THAT YOU RECEIVE. NONE ARE DUPLICATES.

                         STOCK ORDER FORM INSTRUCTIONS

(1) SHARES REQUESTED -- Indicate the number of shares that you wish to purchase, and indicate the total amount due. The minimum purchase is 25 shares. Maximum purchase limitations apply to aggregate orders. In the Subscription Offering category, the maximum purchase by each Eligible Account Holder, Supplemental
Eligible Account Holder or Other Member is $2.0 million (200,000 shares). In the
Community Offering category, the maximum purchase by any person is 200,000 shares. Further, no person, together with associates and persons acting in concert with such person, may purchase IN ALL CATEGORIES OF THE STOCK OFFERING
COMBINED, an aggregate of more than 500,000 shares. NOTICE TO CURRENT BROOKLINE
BANCORP, INC. STOCKHOLDERS: IF YOU PLACE AN ORDER FOR STOCK, YOU ARE SUBJECT TO
THESE PURCHASE LIMITATIONS AND TO AN OVERALL OWNERSHIP LIMITATION. See the
Prospectus section entitled "The Conversion -- Limitations on Common Stock
Purchases", for a detailed description of purchase limitations. This section also includes a definition of "associates" and of "acting in concert". By signing this Stock Order Form, you confirm that your order does not conflict with the purchase and ownership limitations.

(2) METHOD OF PAYMENT - CHECKS OR MONEY ORDERS: Make personal checks, bank checks or money orders payable to BROOKLINE BANCORP, INC. These will be cashed immediately against available funds. You will earn interest at Brookline Savings
Bank's passbook savings rate from the time funds are received until the offering is completed.
ACCOUNT WITHDRAWALS: List the savings, money market or certificate of deposit account(s), and designate the amount to be withdrawn from each. A hold will immediately be placed on the amount(s) designated by you, and the funds held will be unavailable for withdrawal for other purposes. You will continue to earn interest at the contractual rate of the account(s), and early withdrawal penalties will be waived. FUNDS AUTHORIZED FOR WITHDRAWAL MUST BE AVAILABLE AT
THE TIME THIS FORM IS SUBMITTED.
Note: Retirement accounts (such as IRAs) and checking accounts CANNOT be designated for withdrawal. Contact the Stock Information Center as soon as possible if you want to use funds now in a Brookline Savings retirement account
(or other retirement account). Whether you may use such funds for the purchase of shares may depend on timing constraints and, possibly, the institution where the funds are currently held. YOU MAY NOT USE CASH OR WIRE TRANSFERS TO
PAY FOR STOCK.

(3) PURCHASER INFORMATION -- Complete EITHER Part A or Part B. Part A applies to the Subscription Offering. If you do not qualify in the Subscription
Offering, complete Part B, which applies to the Community Offering. PART A:
Purchase priorities are based on eligibility dates. Please check the ONE box that reflects the earliest date at which you had a qualifying account. If the date is 12/31/00, 3/31/02, or __/__/02, list the name(s) on the deposit account(s) and the account number(s) at the applicable eligibility date. For example, if ordering in JUST YOUR NAME, list all the accounts you had at the applicable date. This may include accounts in which you were a joint owner, your individual deposit accounts and your IRA account. If ordering JOINTLY, list the accounts in which either person had ownership at the applicable date. If purchasing shares for a minor, list only the minor's account(s). If purchasing shares for a corporate entity, list only that entity's corporate accounts. Attach a separate page, if needed. FAILURE TO COMPLETE THIS
SECTION, COMPLETING IT INCORRECTLY OR OMITTING INFORMATION CAN RESULT IN THE
LOSS OF ALL OR PART OF YOUR STOCK ALLOCATION. PART B pertains to you if you do not qualify under Part A, and you are therefore placing an order in the Community Offering. Check only one box in Part B. See "The Conversion" section of the Prospectus for explanation of the Subscription Offering and the Community Offering.

(4) BROOKLINE SAVINGS BANK MANAGEMENT & EMPLOYEES -- If applicable, check the appropriate box. Immediate family includes spouse, parents, siblings and also children who live in the same house as the director, officer or employee.

(5) NASD AFFILIATION-- If applicable, check the box.

(6) STOCK REGISTRATION -- CLEARLY PRINT the name(s) and address in which you want the stock certificate registered and mailed. IMPORTANT: If you are ordering stock in the Subscription Offering as an (i) Eligible Account Holder as of 12/31/00; (ii) Supplemental Eligible Account Holder as of 3/31/02; or (iii)
Other Member as of __/__/02, you MUST register the stock ONLY in the name(s) of person(s)/entity(ies) with qualifying accounts at the same date. Adding the name(s) of persons who were not account holders, or were account holders only at a later eligibility date than checked in Section (3), and may result in a loss of your purchase priority in the Subscription Offering. Enter the Social
Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes. Listing a phone number is important.
NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS
REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED, A SEPARATE STOCK ORDER FORM (EACH
FOR A MINIMUM OF AT LEAST 25 SHARES) MUST BE COMPLETED FOR EACH CERTIFICATE.
CONTACT THE STOCK INFORMATION CENTER IF YOU NEED ADDITIONAL FORMS. Note:
Purchase limitations apply to aggregate orders - See Section (1), above.

(7) FORM OF STOCK OWNERSHIP -- For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. If you have any questions, please consult your legal advisor. When registering stock, do not use two initials. Use full first name, middle initial and last name.
Check the ONE box that applies.

BUYING STOCK INDIVIDUALLY: Indicate the name, mailing address and Social
Security Number of the individual owner. Include the first name, middle initial and last name of the individual. Omit words that do not affect ownership, such as "Mrs.", "Dr.", "special account", etc. You may not indicate a beneficiary.
Upon the individual's death, the stock will be owned by the estate and distributed as indicated by the will or otherwise in accordance with law. If ordering in the Subscription Offering, the individual listed must have had qualifying deposits on 12/31/00, 3/31/02 or __/__/02.

BUYING STOCK JOINTLY: If registering stock in more than one person's name for an order placed in the Subscription Offering, only persons with qualifying accounts at the same date (12/31/00, 3/31/02 or __/__/02) may be listed. Two alternatives exist when registering stock in more than one name:

         JOINT TENANTS -- Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares.

         TENANTS IN COMMON -- When stock is held as Tenants in Common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares.

BUYING STOCK FOR A MINOR: A minor may acquire stock under the Uniform Transfers to Minors Act if the minor is the actual owner of the stock, with an adult custodian listed on the stock registration, who is responsible for the investment until the minor reaches legal age (18 or 21 years or age, depending on the state). Only one minor and one custodian may be listed. Please note that if ordering in the Subscription Offering, the minor must have had qualifying deposits at 12/31/00, 3/31/02 or __/__/02.

HOW TO COMPLETE SECTION (6) (STOCK REGISTRATION) WHEN BUYING STOCK FOR A MINOR:
On the first line, print the first name, middle initial and last name of the custodian; after the name write the initials "CUST". On the second line, print the first name, middle initial and last name of the minor. To the right of the minor's name, indicate his or her Social Security Number; DO NOT list the custodian's Social Security Number. Standard postal service state abbreviations should be used. For example, stock held by John P. Doe as custodian for Susan A.
Doe under the Massachusetts Uniform Transfers to Minors Act will be abbreviated
John P. Doe, CUST Susan A. Doe UTMA-MA.

BUYING STOCK FOR A CORPORATION/PARTNERSHIP: On the first name line, write the name of the corporation or partnership and list that entity's Tax ID Number.
Note that, if ordering in the Subscription Offering, the corporation or partnership must have had qualifying deposits at 12/31/00, 3/31/02 or __/__/02.

BUYING STOCK THROUGH AN IRA: Stock must be held in self-directed Individual
Retirement Accounts, such as at a brokerage firm. Brookline Savings IRAs are not self-directed. We recommend that you contact the Stock Information Center as soon as possible for assistance with IRA-related questions. Whether you may use such funds for the purchase of shares may depend on timing constraints and, possibly, the institution where the funds are currently held. If ordering in the Subscription Offering, the beneficial owner of the IRA must have had qualifying deposits at 12/31/00, 3/31/02 or __/__/02 .

FOR BROKER/TRUSTEE USE ONLY -- HOW TO COMPLETE SECTION (6) (STOCK REGISTRATION)
WHEN BUYING STOCK USING A SELF-DIRECTED RETIREMENT ACCOUNT: Registration should be completed to reflect your firm's registration requirements for any subsequent mailings, including stock certificates. For example, on the first line, indicate the name of the firm followed by "TRUSTEE" or "CUSTODIAN". On the second line, indicate the name of the beneficial owner, for example, "FBO
JOHN SMITH IRA". You may also indicate the owner's account number or other identifying information. Indicate the address and name of the department at your firm to which mailings should be directed. Also indicate the Tax ID Number under which your firm's IRAs are reported.

BUYING STOCK IN A TRUST/FIDUCIARY CAPACITY: Information provided with respect to stock to be held in a fiduciary capacity must include:

o The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation before the individual.

o The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, etc.

o A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation may be required.

o The date of the document governing the relationship, except that the date of a trust created by a will need not be included.

o The name of the maker, donor or testator and the name of the beneficiary.

         An example of fiduciary ownership of stock in the case of a trust is: John P. Doe, Trustee Under Agreement Dated 10-1-87 for
         Susan A. Doe.

(8) ACKNOWLEDGMENT AND SIGNATURE -- Please review this Form before signing.
Stock Order Forms submitted without a signature will not be accepted. Only one signature is required, unless Section (2) (Method of Payment) includes authorization to withdraw from a Brookline Savings Bank deposit account requiring more than one signature. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney ("POA"), submit a copy of the POA agreement with this Form.

             WE HAVE ENCLOSED A POSTAGE-PAID RETURN ENVELOPE.

                   ADDRESS OVERNIGHT DELIVERIES TO:
           Brookline Savings Bank, Stock Information Center,
              300 Fifth Avenue, 3rd floor, Waltham, MA 02451

      QUESTIONS? Call the Stock Information Center at (866) 820-2755, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Boston time